SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549

                              Form 8-K

                           CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934

                  Date of Report - December 22, 2005

                 UNION NATIONAL FINANCIAL CORPORATION
        (Exact name of registrant as specified in its charter)



    Pennsylvania                0-19214            23-2415179
---------------------------    -------------      -----------

State or other jurisdiction (Commission File     (IRS Employer
    of Incorporation)             Number)       Identification
                                                   Number)

   101 East Main Street, P.O. Box 567
         Mount Joy, Pennsylvania                        17552
---------------------------------------            --------------
(Address of principal executive offices)              (Zip Code)



 Registrant's telephone number including area code:
                       (717) 653-1441
                        --------------

                                N/A
-----------------------------------------------------------------
   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election
           ______________________________________________________
           of Directors; Appointment of Principal Officers
           _______________________________________________


           On December 22, 2005, the Boards of Directors of Union National Financial Corporation and Union National Community Bank, the wholly-owned banking subsidiary of Union National appointed Michael A. Frey to the Boards of both entities. Mr. Frey's appointment to these Boards will be effective January 26, 2006. In addition to his participation on the Boards, it is expected that Mr. Frey will serve on the Strategic Planning Committee, the Asset Liability Management Committee, the Credit Committee and the EDP Technology Committee. He will be a class B director of Union National Financial Corporation who will stand for re-election at the 2007 Annual Meeting of Shareholders.

           Mr. Frey was also appointed President of Union National Community Bank and will serve as President and Chief Operating Officer of the Bank. Mr. Frey, who has been an officer of Union National Community Bank since 1998, previously served as Vice President of Union National Financial Corporation and as Executive Vice President and Chief Operating Officer of Union National Community Bank. Mr. Frey is a graduate of the University of Notre Dame and is an honorary board member of Big Brothers and Big Sisters of Lancaster County. He also serves on the boards of the Milagro House and 1st Tee of Susquehanna Valley.

                          SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             UNION NATIONAL FINANCIAL CORPORATION
                             (Registrant)


Dated: January 11, 2006      /s/Mark D. Gainer
                             ----------------------------------
                             Mark D. Gainer,
                             Chairman, President and Chief
                             Executive Officer